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Exhibit 3.01 -- Articles of Incorporation and Amendments

                        ARTICLES OF INCORPORATION
                                     OF
                            Video U.S.A., Inc.

     The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:,

                                 Article I
                                   Name

             The name of the corporation is Video U.S.A., Inc.


                                 Article II
                                  Duration

            The duration of the corporation is perpetual.

                                 Article III
                                  Purposes

            The purposes for which this corporation is organized are:

     Section 1. To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.

     Section 2. To purchase or otherwise acquire, own, mortgage, sell, manufacture, assign and transfer or otherwise dispose of, invest, trade, deal in and with real and personal property, of every kind, class, and description.

     Section 3. To issue promissory notes, bonds, debentures, and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

     Section 4. To enter into or execute contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.

     Section 5. To acquire and develop any interest in patents, trademarks and copyrights connected with the business of the corporation.

     Section 6. To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

     Section 7. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; pay for the same in cash, property or the corporation's own or other securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

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     Section 8. To purchase, receive, take, acquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporation's capital, except to the extent permitted by law.

     Section 9. To reorganize, as an incorporator, or cause to be organized under the laws of any State of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation.


                                 Article IV
                               Capitalization

     Section 1. The authorized capital of this corporation shall consist of the following stock:

     a. Fifty million common shares, par value $.001 per share. Each common share shall have e4ual rights as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders.

     b. One thousand shares of Class A Preferred stock, $.001 par value, with other terms or preferences to be set by the Board of Directors.

     c. One thousand shares of Class B Preferred stock, $.001 par value, with other terms to be set by the Board of Directors.

     d. One thousand shares of Class C Preferred stock, $.001 par value, with other terms to be set by the Board of Directors.

     Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

     Section 3. The common and preferred stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                                Article V
                             Principal Office

     The address of the registered office of the corporation is 3340 Topaz #210, Las Vegas, NV 89121 and the registered agent at that address is Sherry
A. McEvoy. The corporation may maintain such other offices, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.

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                                  Article VI
                                  Directors

     The corporation shall be governed by a Board of Directors. There shall be one (1) or more directors as to serve, from time to time, as elected by the Shareholders, or by the Board of Directors in the case of a vacancy. The original Board of Directors shall be comprised of one (1) person and the name and address of the person who is to serve as director until the first annual meeting of shareholders and until successors are elected and shall is:

Nathan Drage
3340 Topaz #210
Las Vegas, Nevada 89121

                                  Article VII
                                Indemnification

     As the Board of Directors may from time to time provide in the By-laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.

                                 Article VIII
                                 Incorporator

The name and address of the incorporator is:

Nathan Drage
3340 Topaz #210
Las Vegas, Nevada 89121


Dated this 17th day of December, 1997.

/S/ Nathan Drage

                          NOTARY CERTIFICATE

State of Nevada    )
                   ) SS.
County of Clark    )

On the 17th day of December, 1997, personally appeared before me, a Notary Public, who acknowledged that Nathan Drage executed the foregoing Articles of Incorporation of Video U.S.A., Inc.

                                    /S/
                                    Sherry A. McEvoy, Notary Public

My Appointment Expires:  11/01/01
                         --------
Residing in: Clark County
             ------------

SHERRY A. MCEVOY
Notary Public  Nevada
No. 9349081
My appt. exp. Nov. 1, 2001



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                     CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                               BY RESIDENT AGENT

    In the matter of Video U.S.A., Inc., 1, Sherry A. McEvoy, with the address at # 1054, street 7101 Smoke Ranch Road, town of Las Vegas, County of Clark, zip code 89108, State of Nevada, hereby accept the appointment as Resident Agent of the above entitled corporation in accordance with NRS 78.090.

FURTHERMORE,, that the mailing address for the above registered office is:
3340 Topaz Street, Suite 210, Las Vegas, Nevada, 89121 State of Nevada.

In witness whereof, I have hereunto set my hand this 17tll day of December, 1997.

                                    /S/ Sherry A. McEvoy
                                    Resident Agent


NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state. Every resident agent must have a street address, where he maintain an office for the service of process, and may have a separate mailing address such as a post office box, which may be different from the street address. The address of the resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.


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                          CERTIFICATE OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION
                                    OF
                             VIDEO U.S.A., INC.

     I, the undersigned, Michael L. Labertew, President of Video U.S.A., Inc., a Nevada corporation, hereinafter referred to as the "Corporation," hereby certify:

     FIRST:     The name of the Corporation is VIDEO U.S.A., INC.

     SECOND:    The following amendment to the Articles of Incorporation were duly adopted by the unanimous consent of the board of directors of the Corporation on August 24, 1998, in accordance with section 78.315 of the Nevada Revised Statutes, as amended:

     THIRD:    The name of the Corporation is

          VERDLAND BIO-HIGH TECH INVESTMENT CO., INC.

     FOURTH:   The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation are 10,000,000; and that the said changes and amendments have been consented to and approved by a majority ofthe issued and outstanding shares entitled to vote thereon pursuant to Sec. 78.320 of the Nevada Revised Statutes, as amended. Further, the foregoing amendment does not alter or revoke preferences granted to or imposed upon any wholly unissued series of any class of shares.

    IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this 24th day of August, 1998.




                                 /s/Michael L. Labertew, President/Secretary

STATE OF UTAH      )
                   :ss
COUNTY OF SALT LAKE)

On the 24th day of August, 1998, before me the undersigned, a notary public in and for the above county and state, personally appeared Michael L. Labertew, who being by me duly sworn, did state, for himself, that he, Michael L. Labertew, is the president and secretary of the above name Corporation, and that the foregoing Certificate of Amendment to the Articles of Incorporation of the Corporation, was signed by him on behalf of such corporation.

                                  WITNESS MY HAND AND OFFICIAL SEAL

Notary Public
Elliott N. Taylor                 /s/
3090 East 3300 South              ----------------------------------
Salt Lake City, UT 84109          Elliott N. Taylor, Notary Public
My Commission expires 3/3/02
State of Utah

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                             ARTICLES OF MERGER
                                     OF
                               VIDEO USA, INC.
                            (A Utah Corporation)
                                    INTO
                              VIDEO USA, INC.
                            (A Nevada Corporation)

      The Undersigned, being sole Director of Video USA. Inc. a Utah corporation, and the sole officer and director of Video USA, Inc., Nevada corporation, hereby certify as follows: Nevada corporation, hereby certify as follows.

     1 . A merger for the purpose of changing domicile has been approved by the board of directors of Video USA, Inc., an Utah corporation, and Video USA, Inc., a Nevada corporation.

     2. Shareholders owning 1,300,000 shares of common stock of Video USA, Inc., a Utah corporation, which number of shares is a majority of the 1,702,357 shares outstanding, voted in favor of such merger an July 13, 1998. The sole shareholder of Video USA, Inc., a Nevada corporation, voted for such plan of merger an July 13, 1998.

     3. A Notice, including a summary of the merger, was mailed to all shareholders of the Utah Corporation on or about July 1, 1998.

     4. Video USA, Inc., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Video USA, Inc., a Utah corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Corporation Statutes with respect to the rights of dissenting shareholders.


     Dated this 30 day of July, 1998.

VIDEO USA, INC.                         VIDEO USA, INC.
A Utah Corporation                      A Nevada Corporation

By:  /s/                                By:  /s/
-------------------------               --------------------------
Dean Becker                             Dean Becker
President/Secretary                     President/Secretary

State of Utah               )
                            ) ss.
County of Salt Lake City    )


     On this, 30 day of July, 1998, before me, a Notary Public, personally appeared Dean Becker, and executed an this date the foregoing instrument for the purpose therein contained, by signing on behalf of the above named corporations as a duly authorized director and officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                     /s/ Brian D. O'Mara
My Commission Expires:

Notary Public
BRIAN D. O'MARA
State of Utah